Exhibit 10.3
PRIDE INTERNATIONAL, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective February 17, 2005)
First Amendment
          Pride International, Inc. (the “Company”), having previously established the Pride International, Inc. Supplemental Executive Retirement Plan, originally effective January 1, 1996, as amended and restated effective May 18, 2004 and February 17, 2005 (the “Plan”), and having reserved the right under Section 8.1 thereof to amend the Plan, does hereby amend the Plan, effective as of May 12, 2005, as follows:
     1. Section 1.3(g) of the Plan is hereby amended by adding a new item (vi) thereto to read as follows “a Limited Change in Control”.
     2. Section 1.3(h) of the Plan is hereby amended by substituting the phrase “(i) within two (2) years following a Change in Control which occurs other than because of a Limited Change in Control or within one (1) year following a Limited Change in Control, or (ii)” for the phrase “within two (2) years following a Change in Control, or”.
     3. Section 1.3 of the Plan is hereby amended by inserting a new subsection (r) thereto, and renumbering the subsequent subsections and cross references to Section 1.3 accordingly, such new subsection (r) to read as follows:
     “(r) ‘Limited Change in Control’ of the Company shall mean, and shall be deemed to have occurred on the date of, the date the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby at least fifty percent (50%) but not more than eighty percent (80%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation.”

          IN WITNESS WHEREOF, Pride International, Inc. has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 1st day of August, 2005, but effective as of the date herein stated.

PRIDE INTERNATIONAL, INC.
By:	/s/ Louis A. Raspino
Louis A. Raspino
President and Chief Executive Officer

ATTEST:

/s/ W. Gregory Looser

W. Gregory Looser
Secretary

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